Exhibit 10.1

Promissory Note and Warrant Amendment

This Promissory Note and Warrant Amendment effective as of May 2, 2017 (this “Amendment”) is entered into by and between Semler Scientific, Inc., a Delaware corporation (the “Company”) and the Chang Family Trust (the “Trust”), the lender pursuant to that certain Promissory Note having an aggregate principal amount of $1,000,000 issued January 15, 2016 (“Note 1”), that certain Promissory Note having an aggregate principal amount of $500,000 issued January 21, 2016 (“Note 2” and together with Note 1, the “Notes”), and the holder of those certain two-year warrants (Warrant Nos. 2016-1 and 2016-2), to purchase an aggregate 228,572 shares of the Company’s common stock issued in connection with the issuance of the Notes (the “Warrants”).

Recitals

A.           The Company and the Trust desire to amend the terms of the Notes and the Warrants as set forth in this Amendment.

B.           Section 10 of the Notes provides that the Notes may be amended by the written consent of the Company and the Trust; and Section 9 of the Warrants provides that the Warrants may be amended with the written consent of the Trust.

Agreement

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           The first sentence of the recitals in Note 1 is hereby amended and restated as follows:

“FOR VALUE RECEIVED, Semler Scientific, Inc., a Delaware corporation (the “Borrower”), promises to pay to the Chang Family Trust (“Lender”), in lawful money of the United States of America, the principal sum of up to $1,000,000, or such lesser amount as will equal the outstanding principal amount of this Note, together with interest from the date of this Promissory Note (this “Note”) (x) for the first 24-months that this Note is outstanding, on the unpaid principal balance at a rate equal to ten percent (10%) simple interest per annum and (y) for the last 12-months that this Note is outstanding, on the unpaid principal balance and the then accrued but unpaid interest as at the two-year anniversary of the Note at a rate equal to ten percent (10%) simple interest per annum, in each of (x) and (y), computed on the basis of the actual number of days elapsed and a year of 365 days.”

2.           The second sentence of the recitals in Note 1 is hereby amended and restated as follows:

“All unpaid principal, together with any then unpaid and accrued interest and other amounts payable under this Note, will be due and payable on the earlier of: (i) the 3-year anniversary of the date of this Note or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Lender or made automatically due and payable in accordance with the terms of this Note (the “Maturity Date”).”

3.           The first sentence of the recitals in Note 2 is hereby amended and restated as follows:

“FOR VALUE RECEIVED, Semler Scientific, Inc., a Delaware corporation (the “Borrower”), promises to pay to the Chang Family Trust (“Lender”), in lawful money of the United States of America, the principal sum of up to $500,000, or such lesser amount as will equal the outstanding principal amount of this Note, together with interest from the date of this Promissory Note (this “Note”) (x) for the first 24-months that this Note is outstanding, the unpaid principal balance at a rate equal to five percent (5%) simple interest per annum and (y) for the last 12-months that this Note is outstanding, on the unpaid principal balance and the accrued but unpaid interest as at the two-year anniversary of the Note at a rate equal to ten percent (10%) simple interest per annum, in each of (x) and (y), computed on the basis of the actual number of days elapsed and a year of 365 days.”

4.           The second sentence of the recitals in Note 2 is hereby amended and restated as follows:

“All unpaid principal, together with any then unpaid and accrued interest and other amounts payable under this Note, will be due and payable on the earlier of: (i) the 3-year anniversary of the date of this Note or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Lender or made automatically due and payable in accordance with the terms of this Note (the “Maturity Date”).”

5.           For the avoidance of doubt, and assuming no prepayment of any principal or interest prior to the respective Maturity Date under the Notes, the Company and the Trust acknowledge and agree that the aggregate amount of outstanding principal and interest payable on the Maturity Date for Note 1 shall be $1,320,000 and for Note 2 shall be $605,000.

6.          Section 4 of the Exercise Noticed included as Exhibit A to each of the Warrants is hereby removed in its entirety and Section 1(c) of each of the Warrants is hereby amended and restated as follows:

“(c)          Limitations on Exercise. [Removed and Reserved].”

7.          This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the conflicts of law provisions.

8.          All other terms and conditions of the Notes and the Warrants will be unaffected hereby and remain in full force and effect.

9.          The provisions of this Amendment shall inure to the benefit of, and be binding upon, the parties to this Amendment and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

10.          This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[Signature Pages Follow]

The parties have executed this Promissory Note and Warrant Amendment as of the date first above written.

Company:

Semler Scientific, Inc.

By:	/s/ Daniel E. Conger

Name:	Daniel E. Conger

Title:	Vice President, Finance

TRUST:

Chang Family Trust

By:	/s/ William H.C. Chang

Name:	William H.C. Chang

Title:	Co-Trustee